THE JENSEN PORTFOLIO, INC. AND JENSEN INVESTMENT MANAGEMENT, INC.
AMENDMENT TO
THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 16 day of July, 2008, to the Distribution Agreement dated as of March 12, 2001, as amended July 27, 2006 (the "Agreement"), is entered into by and among The Jensen Portfolio, Inc., an Oregon corporation (the "Company"), Jensen Investment Management, Inc., an Oregon corporation (the “Adviser”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the parties desire to amend the fees of said Agreement; and

WHEREAS, Section 10 (b) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Schedule B, the fee schedule of the Agreement, is hereby superseded and replaced with the fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE JENSEN PORTFOLIO, INC. By: /s/ Robert McIver Name: Robert McIver Title: President	QUASAR DISTRIBUTORS, LLC By: /s/ James R. Schoenike Name: James R. Schoenike Title: President

JENSEN INVESTMENT MANAGEMENT, INC.

By:         /s/ Robert McIver

Name:          Robert McIver

Title:            President

Schedule B to the Distribution Agreement
The Jensen Portfolio, Inc. and Jensen Investment Management, Inc.

DISTRIBUTION SERVICES - ANNUAL FEE SCHEDULE at July, 2008
Basic Distribution Services

●    [_]% of assets on first $[_] million
●    [_]% of assets on next $[_] billion
●    [_]% of assets on next $[_] billion

Maximum fee of $[_]on assets of $[_]billion

Advertising Compliance Review/FINRA Filings
●   $[_] per job for the first [_] pages (minutes if tape or video);
  $[_]per page (minutes if tape or video) thereafter
●   FINRA Expedited Service for [_] day turnaround:
  ●   $[_] for the first [_] pages (minutes if audio or video)
  $[_] per page (minutes if audio or video) thereafter
  (Comments are faxed.  FINRA may not accept expedited request.)

Non-FINRA filed materials, e.g. Institutional Use Only,
Quasar Review Only, Correspondence, etc.
$[_] per job for the first [_] pages (minutes if tape or video);
$[_] per page (minute if tape or video) thereafter

●     Quasar Expedited Review Service for 24 Hour
Turnaround – Does not include FINRA filing fee, if applicable
$[_] for the first [_] pages (minutes if audio or video);
$[_] per page (minute if audio or video) thereafter.

Licensing of Investment Advisor’s Staff (if desired)
●  $[_] per year per Series 7
●  All associated FINRA and State fees for Registered Representatives, including license and renewal fees.
●  $[_] penalty to be paid by Adviser if written notice of termination of a RR is not received by Quasar within ten (10) business days of the
  RR’s effective date of termination.

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:
●  typesetting, printing and distribution of Prospectuses and shareholder reports
●  production, printing, distribution and placement of advertising and sales literature and materials
●  engagement of designers, free-lance writers and public relations firms
●  long-distance telephone lines, services and charges
●  postage
●  overnight delivery charges
●  FINRA registration fees (FINRA advertising filing fees are included in Advertising Compliance Review section above)
●  record retention
●  travel, lodging and meals

Schedule B (continued) to the Distribution Agreement
The Jensen Portfolio, Inc. and Jensen Investment Management, Inc.
CCO Fee Schedule effective 1/01/08
CHIEF COMPLIANCE OFFICER SUPPORT SERVICES

Chief Compliance Officer Support Services

U.S. Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
●      Business Line Functions Supported
 ●   Fund Administration and Compliance
 ●   Transfer Agent and Shareholder Services
 ●   Fund Accounting
 ●   Custody Services
 ●   Securities Lending Services
 ●   Distribution Services
●      Daily Resource to Fund CCO, Fund Board, Advisor
●  Provide USBFS/USB Critical Procedures & Compliance Controls
●  Daily and Periodic Reporting
●  Periodic CCO Conference Calls
●  Dissemination of Industry/Regulatory Information
●  Client & Business Line CCO Education & Training
●  Due Diligence Review of USBFS Service Facilities
●  Quarterly USBFS Certification
●  Board Meeting Presentation and Board Support
●  Testing, Documentation, Reporting

Annual Fee Schedule*
●   $[_] per service per year

Fees are billed monthly.